EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

I, Kishore Seendripu, Ph.D., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of MaxLinear, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of MaxLinear, Inc.

Date: November 1, 2011	By:	/S/ KISHORE SEENDRIPU, PH.D.
	Name:	Kishore Seendripu, Ph.D.
	Title:	President and Chief Executive Officer

I, Adam C. Spice, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of MaxLinear, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of MaxLinear, Inc.

Date: November 1, 2011	By:	/S/ ADAM C. SPICE
	Name:	Adam C. Spice
	Title:	Vice President and Chief Financial Officer